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                                                                   EXHIBIT 10.14

                TEAM FINANCIAL, INC. EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I--PURPOSE

1.01.    Purpose.

         The Team Financial, Inc. Employee Stock Purchase Plan ("Plan") is intended to provide a method whereby employees of Team Financial, Inc. and any of its subsidiary corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

                             ARTICLE II--DEFINITIONS

2.01.    Base Pay.

         "Base Pay" shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02.    Committee.

         "Committee" shall mean the individuals described in Article XI.

2.03.    Employee.

         "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company to work more than 20 hours per week.

2.04.    Subsidiary Corporation.

         "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a subsidiary corporation" of Team Financial, Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                   ARTICLE III--ELIGIBILITY AND PARTICIPATION

3.01.    Initial Eligibility.

         Any employee who shall be employed by the Company on the date the employee's participation in the Plan is to become effective shall be eligible to participate in Offerings under the Plan.



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3.02.    Leave of Absence.

         For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan.

3.03.    Restrictions on Participation.

         Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to Participate in the Plan:

                  (a) if, immediately after the grant such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

                  (b) which permits the employee's rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.    Commencement of Participation.

         An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Treasurer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when an authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.


                              ARTICLE IV--OFFERINGS

4.01.    Annual Offerings.

         The Plan will be implemented by five annual Offerings of the Company's common stock (the "Offerings") beginning on January 1, 1999 and on the first day of January in each of the years 2000, 2001, 2002 and 2003, each Offering terminating on December 31 of the year in



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which the Offering commenced, provided, however, that each annual Offering may, in the discretion of the Committee exercised prior to the commencement thereof, be divided into two six-month Offerings commencing, respectively, on January 1 and July 1 of such year and terminating on June 30 and December 31 of the year in which the Offering commenced, respectively. The maximum number of shares issued in the respective years shall be:

o        FROM JANUARY 1, 1999 TO DECEMBER 31, 1999: 15,000 shares.

o FROM JANUARY 1, 2000 TO DECEMBER 31, 2000: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o FROM JANUARY 1, 2001 TO DECEMBER 31, 2001: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o FROM JANUARY 1, 2002 TO DECEMBER 31, 2002: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

o FROM JANUARY 1, 2003 TO DECEMBER 31, 2003: 15,000 shares plus unissued shares from the prior Offerings, whether offered or not.

         If a six-month Offering is made, the maximum number of shares to be issued shall be one-half of the number of shares set forth for the annual period in which the six-month Offering falls, plus, if the Offering is a July 1 to December 31 Offering, unissued shares, whether offered or not, from the immediately preceding six-month Offering. As used in the Plan, "Offering Commencement Date" means January 1, on which the particular Offering begins and "Offering Termination Date" means December 31, on which the particular Offering terminates.

                          ARTICLE V--PAYROLL DEDUCTIONS

5.01.    Amount of Deduction.

         At the time a participant files an authorization for payroll deduction, the participant shall elect to have deductions made from the participant's pay on each payday during the time the participant is a participant in an Offering at the rate of between one and ten percent of the participant's base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

5.02.    Participant's Account.

         All payroll deductions made for a participant shall be credited to the participant's account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.



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5.03.    Changes in Payroll Deductions.

         A participant may discontinue participation in the Plan as provided in
Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of the payroll deductions for that Offering.

5.04.    Leave of Absence.

         If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in the participant's account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or remain a participant in the Plan during such leave of absence and undertake to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                         ARTICLE VI--GRANTING OF OPTION

6.01.    Number of Option Shares.

         On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the common stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the participating employee's base pay which the employee has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Offering (iii) divided by 85% of the market value of the common stock of the Company on the applicable Offering Commencement Date. The market value of the Company's common stock shall be determined as provided in Section 6.02 below. An employee's base pay during the period of an Offering shall be determined by multiplying, in the case of a one-year Offering, the employee's normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 52 or the hourly rate by 2,080 or, in the case of a six-month Offering, by 26 or 1040, as the case may be, provided that, in the case of a part time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

         6.02.    Option Price.

         The option price of common stock purchased with payroll deductions made during such annual Offering for a participant therein shall be 85% of the Fair Market Value of the common stock on the date of granting of the option. For purposes of this Section 6.02, Fair Market Value shall mean:

                  (a) If the common stock is neither listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board, in good faith, shall determine;



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                  (b) If the common stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the common stock, the closing or last price of the common stock on the Composite Tape or other comparable reporting system for such applicable date; and

                  (c) If the common stock is not traded on a national securities exchange but is traded on the over-the -counter market, if sales prices are not regularly reported for the common stock but bid and asked prices for the stock are regularly reported, the average of the mean between the bid and the asked price for the common stock at the close of trading in the over-the-counter market for the 10 days on which this common stock was traded immediately preceding such applicable date.

         Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of common stock subject to an Option shall be inconsistent with Section 423 of the Code or regulations thereunder.

                        ARTICLE VII--EXERCISE OF OPTION

7.01.    Automatic Exercise.

         Unless a participant gives written notice to the Company as hereinafter provided, the option for the purchase of common stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of common stock which the accumulated payroll deductions in the participant's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01), and any excess in the employee's account at that time will be returned to him.

7.02.    Withdrawal of Account.

         By written notice to the Treasurer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in the participant's account at such time.

7.03.    Fractional Shares.

         Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

7.04.    Exercise and Transferability of Option.

         During a participant's lifetime, options held by such participant shall be exercisable only by that participant. Options shall not be transferable other than by will or the laws of descent and distribution.



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7.05.    Delivery of Common Stock.

         As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the common stock purchased upon exercise of the option.

7.06.    Resale of Common Stock.

         Participants may resell the common stock to a party other than the Company only after satisfying the Company or its designated legal counsel that such resale has been or will be in full compliance with all applicable state and federal securities laws. In the discretion of the Company, Certificates representing the common stock issued under the Plan may bear a restrictive legend noting the foregoing restrictions on transfer.

                            ARTICLE VIII--WITHDRAWAL

8.01.    In General.

         As indicated in Section 7.02, a participant may withdraw payroll deductions credited to the participant's account under the Plan at any time by giving written notice to the Treasurer of the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant promptly after receipt of a notice of withdrawal, and no further payroll deductions will be made from the participant's pay during such Offering. The Company shall treat any attempt to borrow by an employee on the security of the employee's accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.


8.02.    Effect on Subsequent Participation.

         A participant's withdrawal from any Offering will not have any effect upon the participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.    Termination of Employment.

         Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to the participant's account will be returned to the participant, or, in the case of the participant's death subsequent to the termination of employment, to the person or persons entitled thereto under
Section 12.01.

8.04.    Termination of Employment Due to Death.

         Upon termination of the participant's employment because of death, the participant's beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:



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                  (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan, or

                  (b) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the office of the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05     Leave of Absence.

         A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan while he is treated as an employee pursuant to Section 3.02. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee under the Plan, shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence.

                              ARTICLE IX--INTEREST

9.01     Payment of Interest.

         No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee; provided, however, that interest shall be paid on any and all money which is distributed to an employee or a beneficiary pursuant to the provisions of Sections 7.02, 8.01, 8.03, 8.04 and 10.01. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at the Miami County National Bank of Paola, Paola, Kansas, during the applicable Offering period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Paola, Kansas selected by the Committee. Where the amount returned represents an excess amount in an employee's account after such account has been applied to the purchase of stock, the employee's withholding account shall be deemed to have been applied first toward purchase of common stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                                ARTICLE X--STOCK

10.01.   Maximum Shares.

         The maximum number of shares of common stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04



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shall be 15,000 shares in each annual Offering (7,500 shares in each six-month
Offering) plus in each Offering all unissued shares from prior Offerings, whether offered or not, but in total not to exceed 75,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in Accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

10.02.   Participant's Interest in Option Stock.

         The participant will have no interest in common stock covered by an option until such option has been exercised.

10.03.   Registration of Common Stock.

         Common stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Treasurer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04.   Restrictions on Exercise.

         The Board of Directors may, in its discretion, require as conditions to the exercise of any option that either:

                  (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective and such qualifications as are necessary under applicable state "blue sky" laws, shall be obtained, or

                  (b) the participant shall have executed a written representation at the time of purchase, in form and substance satisfactory to the Company, that it is the participant's intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE XI--ADMINISTRATION

11.01.   Appointment of Committee.

         The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of two or more members of the Company's Board of Directors or executive management. Notwithstanding the preceding provisions of this Section, at such time as the Company becomes subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, no member of the Board may exercise discretion with respect to, or



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participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation said director or member of executive management has been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any Subsidiary or other affiliate thereof entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or of any of its Subsidiaries or other affiliates and no member of the Committee shall be eligible to purchase common stock under the Plan.

11.02.   Authority of Committee.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

11.03.   Rules Governing the Administration of the Committee.

         The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations of the conduct of its business as it shall deem advisable.

                           ARTICLE XII--MISCELLANEOUS

12.01.   Designation of Beneficiary.

         A participant may file a written designation of a beneficiary who is to receive any common stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such common stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such common stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company shall deliver such common stock and/or cash to the surviving spouse of the participant, if any, and if there is no surviving spouse, to those persons entitled to a distribution of the participant's estate under the



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applicable laws of descent and distribution. No beneficiary shall, prior to the death of the participant who designated said beneficiary, acquire any interest in the common stock or cash credited to the participant under the Plan.

12.02.   Transferability.

         Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive common stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company shall treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03.   Use of Funds.

         All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporation purpose and the Company shall not be obligated to segregate such payroll deductions.

12.04.   Adjustment Upon Changes in Capitalization.

                  (a) If, while any options are outstanding, the outstanding shares of common stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or common stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this


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         Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05. Amendment and Termination.

         The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04) ; (ii) amend the requirements as to the class of employees eligible to purchase common stock under the Plan or permit the members of the Committee to purchase common stock under the Plan; (iii) extend the duration of the Plan; (iv) increase the term of options granted hereunder;
(v) change the option price; or (vi) effect a change inconsistent with Section 423 of the Code or regulations thereunder. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase common stock, adversely affect the rights of such employee under such option.

12.06.   Effective Date.

         The Plan shall become effective as of December 31, 1998, subject to approval by the holders of the majority of the common stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 1999. If the Plan is not so approved, the Plan shall not become effective.

12.07.   No Employment Rights.

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

12.08.   Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

12.09.   Governing Law.

         The law of the State of Kansas will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.